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                                                                   EXHIBIT 10.2

                                     FORM OF
                           EMPLOYEE BENEFITS AGREEMENT

         This EMPLOYEE BENEFITS AGREEMENT (the "Agreement"), dated as of June ___, 1998, between Republic Industries, Inc., a Delaware corporation ("Parent"), and Republic Services, Inc., a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of Parent ("Company").

         WHEREAS, Parent and Company have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates (i) the separation of Company, which comprises Parent's solid waste services businesses and operations (the "Company Business"), from Parent's other businesses and operations (the "Separation"), (ii) the consummation of an initial public offering (the "IPO") of the Company's Class A common stock, and (iii) following the IPO, the distribution by Parent of all shares of common stock of Company owned by Parent to Parent's stockholders at the time of such distribution (the "Distribution"); and

         WHEREAS, the Distribution Agreement contemplates the execution and delivery of this Agreement, the purpose of which is to set forth certain matters regarding the treatment of employee benefits as a result of, and in connection with, the Separation.

         NOW, THEREFORE, in consideration of the mutual agreement, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, terms shall have the meaning set forth in the Distribution Agreement, unless otherwise expressly provided herein. In addition, the following terms shall have the following meanings:

                  "Company Employee" means (a) any individual who, on or immediately prior to the Distribution Date, is employed by Parent or any Parent Subsidiary or is on a leave of absence approved by Parent or any Parent Subsidiary and who, immediately after the Distribution Date, is employed by Company or any Company Subsidiary or who is continuing on a leave of absence approved by Company or any Company Subsidiary, and (b) any individual whose employment is transferred from Parent or any Parent Subsidiary to Company or any Company Subsidiary within three hundred and sixty five days after the Distribution Date.


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         "Company Subsidiary" means any corporation, partnership or other entity directly or indirectly controlled by Company.

         "Distribution Date" means the date upon which the Distribution is consummated in accordance with the Distribution Agreement.

         "Former Company Employee" means any individual who was an employee of the Company or was engaged in Company Business with Parent but terminated such employment prior to the Distribution Date.

         "Parent Subsidiary" means any corporation, partnership or other entity directly or indirectly controlled by Parent, other than Company and Company Subsidiaries.

         "Transfer Date" means, (i) with respect to any Company Employee described in clause (a) of the definition of Company Employee, the Distribution Date, and (ii) with respect to any Company Employee described in clause (b) of the definition of Company Employee, the effective date on which such Company Employee's employment is transferred from Parent or any Parent Subsidiary to Company or any Company Subsidiary.

                                   ARTICLE II

                          CERTAIN BENEFIT PLAN MATTERS

         2.1      CERTAIN COMPANY PLANS; ASSUMPTIONS OF OBLIGATIONS BY COMPANY.

                  (a) Except as otherwise provided herein, Company hereby agrees to establish as of the Distribution Date employee benefit plans (the "Company Plans") having substantially the same terms and provisions as the employee benefit plans of Parent listed on SCHEDULE 2.1 hereto (the "Parent Plans"). Except as otherwise provided herein, the Company agrees to assume and to pay, perform, fulfill and discharge, in accordance with their respective terms, all liabilities relating to each Company Employee and certain Former Company Employees arising under such Parent Plans. The Company acknowledges and agrees that Parent is making no representations or warranties hereunder or otherwise that the costs to Company of providing benefits under the Company Plans (including without limitation costs of premiums and other charges to third party service providers) will be the same as the corresponding costs heretofore incurred by Parent. Nothing in this Agreement shall be construed to prevent the Company from altering or discontinuing any Company Plans established by it pursuant to this Section 2.

                  (b) Until the Distribution Date, such Company Employees and certain Former Company Employees are referenced in Section 2.1(a) above will continue to participate in the Parent Plans, and the Company shall bear the allocable share of the costs of benefits thereunder.



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         2.2 CERTAIN PAYMENTS BY PARENT. Parent hereby agrees to pay all insurance premiums or similar plan payments attributable to each participant who will become a Company Employee for the period ending on such participant's Transfer Date (or the end of the month thereafter if insurance premiums or third party administration deposits are paid on a monthly basis) under each Parent Plan listed on Schedule 2.2 hereto.

         2.3 CERTAIN MEDICAL CLAIMS. Parent hereby agrees to retain all medical costs, including insurance premiums or the payment and reimbursement of claims, of each Company Employee and his or her covered dependents for claims which relate to conditions incurred on or prior to the Company Employee's Transfer Date with respect to expenses for medical services rendered to such persons during the period ending on such Transfer Date.

         2.4 EMPLOYEES ON CERTAIN LEAVE. If any individual who becomes a Company Employee is on a leave of absence approved by Parent or any Parent Subsidiary on his or her Transfer Date, and continues on a leave approved by Company or any Company Subsidiary after the Transfer Date, then such leave shall continue under Company's leave policies; provided that the maximum aggregate amount and duration of such benefits as well as the duration of the leave shall not exceed such limits under the applicable Parent policy.

         2.5 SAVINGS PLAN(S). The Company shall participate as a separate employer in the 401(k) plan currently maintained by the Parent. All liabilities associated with plans acquired via previous and current acquisition activity by either Parent and/or the Company related to the Company Business will become the liability of the Company as of the Distribution Date. Each Company Employee who is participating in one of the Parent Savings Plans immediately prior to his or her Transfer Date shall continue to participate in such Parent Savings Plan as of such Transfer Date. Each Company Employee who makes salary reduction contributions to a Parent Savings Plan during the calendar quarter in which his or her Transfer Date occurs, with respect to compensation paid on or before such Transfer Date, and who continues to be employed by Company or a Company Subsidiary at the end of such calendar year, will have matching contributions made to the Parent Savings Plans, by Parent and Company pro rata, with respect to those contributions, as of the end of such calendar quarter.

         2.7 INCENTIVE PLAN. Company shall assume certain employee stock incentive obligations, pursuant to its 1998 Stock Inventive Plan (the "Stock Incentive Plan") to be adopted prior to the Offerings Closing Date, a copy of which is attached hereto as SCHEDULE 2.7.

                  (a) Following the Distribution, the Company intends to issue substitute options under the Stock Incentive Plan (collectively "Substitute Options") in substitution for grants of options to purchase Parent Common Stock granted under Parent's stock option plans as of the Distribution Date (collectively, "Parent Stock Options") which are held by Company Employees on the Distribution Date. With certain exceptions, Parent Stock Options held by individuals employed by Parent as of the Distribution Date and Parent Stock Options held by individuals who will not continue their employment after the Distribution Date with any of Parent, the Company or any of




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their subsidiaries, including individuals who have retired prior to such date, will remain outstanding as Parent Stock Options, with an appropriate antidilution adjustment to reflect the Distribution.

                  (b) The Substitute Options will provide for the purchase of a number of shares of the Class A Common Stock of the Company (the "Class A Common Stock") equal to the number of shares of Parent Common Stock subject to such Parent Stock Options as of the Distribution Date, multiplied by the Ratio (as defined below), rounded down to the nearest whole share. The per share exercise price of the Substitute Options will equal the per share exercise price of such Parent Stock Options as of the Distribution Date divided by the Ratio. Solely for its convenience, the Company will pay the holders of the Substitute Options cash in lieu of any fractional share. The other terms and conditions of such Substitute Options will be substantially the same as those of the surrendered Parent Stock Options subject to the provisions of the Stock Incentive Plan. The "Ratio" means the amount obtained by dividing (i) the average of the daily high and low per share prices of the common stock of Parent as listed on the New York Stock Exchange (the "NYSE") during each of the 30 trading days immediately preceding the ex-dividend date for the Distribution by (ii) the average of the daily high and low per share prices of the Class A Common Stock as listed on the NYSE during each of the 30 trading days immediately preceding the ex-dividend date for the Distribution.

                  (c) Parent agrees to indemnify, defend and hold harmless the Company Indemnitees from and against any Liabilities relating to, arising out of or resulting from options granted under any of the Parent's stock option plans.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provisions contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         3.2 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the parties hereto and their respective subsidiaries and affiliates and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         3.3 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, irrespective of the choice or conflict of law rules or provisions of the State of Florida, as to all matters, including matters of validity, construction, effect, performance and remedies.




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         3.4 INCORPORATION OF DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Distribution Agreement are hereby incorporated herein by reference and, unless otherwise expressly specified herein, such provisions shall apply as if set forth herein: Article VI (relating to Indemnification),
Article X (relating to exchange of information, confidentiality) and Section
14.5 (relating to notices).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.



                                        REPUBLIC INDUSTRIES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
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                                        REPUBLIC SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                             ----------------------------------




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